Exhibit 4.5

                          FIFTH SUPPLEMENTAL INDENTURE


                  FIFTH SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of June 27, 2001 between QUEST DIAGNOSTICS INCORPORATED, a Delaware corporation (the "Company"), THE BANK OF NEW YORK, a New York banking corporation, as Trustee (the "Trustee"), and the Subsidiary Guarantors parties hereto.

                              W I T N E S S E T H :

                  WHEREAS, in accordance with Section 902 of the Indenture relating to the 10 3/4% Senior Subordinated Notes due 2006 of the Company (the "Securities"), dated as of December 16, 1996 (the "Indenture"), the Trustee, the Company, and the Holders of at least a majority in principal amount at maturity of the Securities outstanding as of the date hereof desire to amend certain terms of the Indenture as described below;

                  WHEREAS, the Company is undertaking to amend the Indenture as reflected in this Supplemental Indenture providing for the elimination of certain of the covenants and agreements contained in the Indenture, and to purchase all of the Securities tendered to the Company pursuant to the Offer to Purchase and Consent Solicitation Statement and accompanying Consent and Letter of Transmittal dated as of May 24, 2001 and any amendments, modifications or supplements thereto (the "Offer and Consent Solicitation");

                  WHEREAS, all things necessary to make this Supplemental Indenture a valid supplement to the Indenture according to its terms and the terms of the Indenture have been done;

                  NOW, THEREFORE, the parties hereto agree as follows:

                  SECTION 1. Certain Terms Defined in the Indenture. All capitalized terms used herein without definition herein shall have the meanings ascribed thereto in the Indenture.

                  SECTION 2. Amendments to the Indenture. Subject to Section 3 hereof, the Indenture is hereby amended as follows:

                  (a) The application of the provisions of Article 10 of the Indenture are hereby waived to the extent that such provisions might otherwise interfere with the ability of the Company to enter into agreements contemplated by, and to consummate, the Offer and Consent Solicitation.

                  (b) Effective at the time of the Company's payment, or deposit with The Bank of New York, as Depositary for the Offer and Consent Solicitation, of an amount of money sufficient to pay for all Securities validly tendered and accepted pursuant to the Offer and Consent Solicitation and to make all Consent Payments required under the Offer and Consent Solicitation:

         (i)      Sections 1008, 1009, 1010, 1011, 1012, 1013, 1015, 1016 and
                  1018 are hereby amended by deleting all such Sections in their entirety and all references thereto

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                  in their entirety (including, without limitation, references to the covenants which are being deleted hereby in the Events of Default contained in Section 501(4) of the Indenture);

         (ii) Clauses (iii), (iv) and (v) of Section 801 are hereby amended by deleting all such clauses in their entirety and all references thereto in their entirety and all references to
                  Section 801 in the Indenture shall mean Section 801 as amended hereby;

         (iii) Section 501 is hereby amended by deleting clauses (5) and (6) thereof in their entirety and all references thereto in their entirety; and

         (iv) Section 1019 is hereby amended by deleting such Section in its entirety and replacing it with the following and all references to Section 1019 in the Indenture shall mean Section 1019 as amended hereby:

                  "SECTION 1019. Unrestricted Subsidiaries. The Company may at any time designate any Person that after the date of this Indenture becomes a Subsidiary of the Company as an "Unrestricted Subsidiary", whereupon (and until such Person ceases to be an Unrestricted Subsidiary) such Person and each other Person that is then or thereafter becomes a Subsidiary of such Person will be deemed to be an Unrestricted Subsidiary. In addition, the Company may at any time terminate the status of any Subsidiary of the Company as an Unrestricted Subsidiary, whereupon such Subsidiary and each other Subsidiary of the Company (if any) of which such Subsidiary is a Subsidiary will cease to be an Unrestricted Subsidiary.

                  Notwithstanding the foregoing, no change in the status of a Subsidiary of the Company from a Restricted Subsidiary to an Unrestricted Subsidiary or an Unrestricted Subsidiary to a Restricted Subsidiary (other than the change in status of a Restricted Subsidiary holding only Non-Core Assets to an Unrestricted Subsidiary) will be effective, unless such change would not otherwise result (after the giving of notice or the lapse of time, or both) in an Event of Default."

         (v) All definitions set forth in Section 101 of the Indenture that relate to defined terms used solely in sections deleted by this Supplemental Indenture are deleted in their entirety hereby.

                  SECTION 3. Governing Law. The laws of the State of New York shall govern this Supplemental Indenture but without giving effect to applicable principles of conflicts of law.

                  SECTION 4. Counterparts. This Supplemental Indenture may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument

                  SECTION 5. Ratification. Except as expressly amended hereby, each provision of the Indenture shall remain in full force and effect and, as amended hereby, the Indenture is in all respects agreed to, ratified and confirmed by each of the Company and the Trustee.

                  SECTION 6. Effectiveness. The provisions of this Supplemental Indenture shall become operative only on the Acceptance Date, as defined in the Offer and Consent Solicitation.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                       QUEST DIAGNOSTICS INCORPORATED


                                       By:  /s/
                                          --------------------------------------
                                                Title:



                                       THE BANK OF NEW YORK,
                                                as Trustee


                                       By:  /s/ Marie E. Trimboli
                                          --------------------------------------
                                                Title: Assistant Vice President

                                       QUEST DIAGNOSTICS
                                       INVESTMENTS INCORPORATED


                                       By /s/ Peter C. Fulweiler
                                          --------------------------------------
                                       Title: President

                                       By
                                          --------------------------------------
                                       Title:


                                       QUEST DIAGNOSTICS
                                       FINANCE INCORPORATED


                                       By /s/ Peter C. Fulweiler
                                          --------------------------------------
                                       Title: President

                                       By
                                          --------------------------------------
                                       Title:



                                       QUEST DIAGNOSTICS INCORPORATED (CT)
                                       QUEST DIAGNOSTICS INCORPORATED (MA)
                                       QUEST DIAGNOSTICS INCORPORATED (MD)
                                       QUEST DIAGNOSTICS INCORPORATED (MI)
                                       QUEST DIAGNOSTICS LABORATORIES
                                          OF PENNSYLVANIA INC.
                                       QUEST MRL INC.
                                       QUEST DIAGNOSTICS INCORPORATED (CA)
                                       LABORATORY HOLDINGS INC.
                                       DIAGNOSTIC REFERENCE SERVICES, INC.
                                       DPD HOLDINGS INC.
                                       METWEST INC.
                                       NICHOLS INSTITUTE DIAGNOSTICS
                                       QUEST HOLDINGS INCORPORATED (DE)
                                       QUEST HOLDINGS INCORPORATED (MD)
                                       QUEST HOLDINGS INCORPORATED (MI)
                                       QUEST DIAGNOSTICS INCORPORATED (OH)


                                       By: /s/ Joseph P. Manory
                                          --------------------------------------
                                       Title: Vice President & Treasurer

                                       PATHOLOGY BUILDING PARTNERSHIP

                                       By Quest Diagnostics Incorporated (MD)
                                          As General Partner

                                       By: /s/ Joseph P. Manory
                                          --------------------------------------
                                       Title: Vice President & Treasurer


                                       QUEST DIAGNOSTICS LLC (IL)

                                       By: /s/ Joseph P. Manory
                                          --------------------------------------
                                       Title: Vice President & Treasurer


                                       QUEST DIAGNOSTICS CLINICAL
                                          LABORATORIES, INC. (DE)

                                       By: /s/ Joseph P. Manory
                                          --------------------------------------
                                       Title: Vice President & Treasurer


                                       QUEST DIAGNOSTICS HOLDINGS
                                          INCORPORATED (DE)

                                       By: /s/ Joseph P. Manory
                                          --------------------------------------
                                       Title: Vice President & Treasurer